UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2025

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed by the Company in its Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 21, 2025, on October 15, 2025, Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) received a letter from Theradex Systems, Inc. (“Theradex”), providing written notice of termination of the master agreement, dated November 1, 2018 (the “Master Agreement”), between Shuttle Pharmaceuticals, Inc. (the Company’s wholly-owned subsidiary) and Theradex, and all work orders thereunder.

Pursuant to the notice of termination, on November 20, 2025, the Company and Theradex entered into a release and settlement agreement (the “Settlement Agreement”), pursuant to which the Company will pay a partial payment of $300,000 to Theradex as full and final payment of any and all claims relating to the debt or obligation previously owed by the Company to Theradex, totalling approximately $557,000 (the “Outstanding Liabilities”) and in consideration of such payment, each party will release, acquit and discharge each other from all claims arising from the Outstanding Liabilities and Theradex will properly wind down the Clinical Trials (as defined below) in a manner compliant with the Food and Drug Administration. After the payments pursuant to the Settlement Agreement, the Company will still owe amounts, under five separate research site agreements between the Company and various hospitals, as disclosed in the Settlement Agreement. The Company currently estimates these amounts to be approximately $750,000.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On November 20, 2025, in light of the foregoing, the Company committed to a plan to discontinue its clinical trials of Ropidoxuridine (the “Clinical Trials”), as provided for under the Master Agreement. The Company expects to immediately end enrollment and initiate winddown activities for the Clinical Trials, with full completion of winddown activities expected to occur as soon as practicable in a manner compliant with the requirements of the Food and Drug Administration.

As a result of the termination of the Clinical Trials, the Company expects to incur additional expenses related to trial closeout activities. The Company is currently assessing and estimating these costs and expects that the vast majority of these charges will be recorded in the fourth quarter of 2025.

The costs that the Company expects to incur in connection with the foregoing are subject to a number of assumptions, and actual results may materially differ. The Company may also incur other costs or charges not currently contemplated as a result of, or associated with, the foregoing events.

Item 2.05 contains “forward-looking” statements and estimates, including anticipated winddown costs. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including whether the Company will successfully winddown the Clinical Trials and other risks detailed in the “Risk Factors” section of the Company’s most recent periodic report filed with the SEC. These statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. The Company does not undertake any obligation to update publicly any such forward-looking statements, even if new information becomes available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Release and Settlement Agreement, by and between Shuttle Pharmaceuticals Holding, Inc. and Theradex Systems, Inc., dated November 20, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

Date: November 21, 2025	By:	/s/ Christopher Cooper
Christopher Cooper
Interim Chief Executive Officer